CERTIFICATION

PURSUANT TO 18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

Junkoo Kim, Chairman of the Board and Chief Executive Officer of WEBTOON Entertainment Inc. (the “Company”), and David J. Lee, Chief Financial Officer and Chief Operating Officer of the Company, each, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of his knowledge:

1.

The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2024

/s/ Junkoo Kim
Name: Junkoo Kim
Title: Chairman of the Board and Chief Executive Officer

/s/ David J. Lee
Name: David J. Lee
Title: Chief Financial Officer and Chief Operating Officer